April 27, 2005


American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474


RE:     American Enterprise MVA Account
        American Enterprise Life Insurance Company
              American Express AccessChoice Select(SM) Variable Annuity American Express Endeavor Select(SM) Variable Annuity
              American Express FlexChoice Variable Annuity
              American Express FlexChoice Select Variable Annuity
              American Express(R) Galaxy Premier Variable Annuity
              American Express Innovations(R) Variable Annuity
              American Express Innovations(R) Select Variable Annuity American Express Innovations(R) Classic Variable Annuity American Express Innovations(R) Classic Select Variable Annuity American Express New Solutions(R) Variable Annuity
              American Express Pinnacle Variable Annuity(R)
              American Express Signature Variable Annuity(R)
              American Express(R) Signature Select Variable Annuity
              American Express(R) Signature One Variable Annuity
              American Express(R) Signature One Select Variable Annuity Evergreen Essential(SM) Variable Annuity
              Evergreen New Solutions Variable Annuity
              Evergreen New Solutions Select Variable Annuity
              Evergreen Pathways(SM) Variable Annuity
              Evergreen Pathways(SM) Select Variable Annuity
              Evergreen Privilege(SM) Variable Annuity
              Wells Fargo Advantage(R) Variable Annuity
              Wells Fargo Advantage(R) Select Variable Annuity
              Wells Fargo Advantage(R) Builder Variable Annuity
              Wells Fargo Advantage(R) Builder Select Variable Annuity
              Wells Fargo Advantage Choice(SM) Variable Annuity
              Wells Fargo Advantage Choice(SM) Select Variable Annuity
         Form S-2 Post-Effective Amendment No. 2 to
         Registration Statement No. 333-114937

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement filed by American Express MVA Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,




/s/ Eric Marhoun
------------------------
    Eric Marhoun
    General Counsel